Exhibit 23.4

September 12, 2007

Seacastle Inc.

Ladies and Gentlemen:

Reference is made to the Form S-l registration statement (the “Registration Statement”) relating to the public offering of common stock of Seacastle Inc. (the “Company”). We hereby consent to the references to our name in the Registration Statement and to the use of the statistical information supplied by us set forth in the Registration Statement.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Registration Statement entitled “Experts.”

CONTAINERISATION INTERNATIONAL
By:	/s/ M. Beddow
Name:	M. Beddow
Title:	Managing Editor

Containerisation International, Informa UK Ltd 69-77 Paul Street London EC2A 4LQ. UK

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